                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               TAUBMAN CENTERS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                 [TAUBMAN LOGO]

                             TAUBMAN CENTERS, INC.

                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS

                            TO BE HELD MAY 12, 1999

To the Shareholders of
Taubman Centers, Inc.

     The Annual Meeting of Shareholders of TAUBMAN CENTERS, INC. (the "Company") will be held on Wednesday, May 12, 1999, at the Community House, 380 South Bates Street, Birmingham, Michigan, at 11:00 a.m., local time, for the following purposes:

          1. To elect one director to serve until the annual meeting of shareholders in 2000 and three directors to serve until the annual meeting of shareholders in 2002;

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999; and

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 17, 1999, as the record date for determining the shareholders that are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement.

                                          By Order of the Board of Directors

                                          A. ALFRED TAUBMAN,
                                          Chairman of the Board

Bloomfield Hills, Michigan
March 31, 1999

     EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO ENSURE THE PRESENCE OF A QUORUM. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ABOUT THE MEETING...........................................     1
  What is the purpose of the annual meeting?................     1
  Who is entitled to vote?..................................     1
  What counts as Voting Stock?..............................     1
  What is the Series B Stock?...............................     1
  What constitutes a quorum?................................     1
  How do I vote?............................................     2
  Can I change my vote after I return my proxy card?........     2
  What are the Board's recommendations?.....................     2
  What vote is required to approve each item?...............     2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................     2
  Section 16(a) Beneficial Ownership Reporting Compliance...     6
ITEM 1 -- ELECTION OF DIRECTORS.............................     6
  MANAGEMENT................................................     6
     Directors and Executive Officers.......................     6
     The Board of Directors and Committees..................     8
     Compensation of Directors..............................     9
     Certain Transactions...................................     9
  EXECUTIVE COMPENSATION....................................    10
     Summary Compensation Table.............................    10
     Senior Short Term Incentive Plan.......................    11
     Incentive Option Plan..................................    11
     Aggregated Option Exercises During 1998 and Year-end
      Option Values.........................................    12
     Long-Term Performance Compensation Plan................    12
     Compensation Committee Report on Executive
      Compensation..........................................    13
     Shareholder Return Performance Graph...................    14
     Certain Employment Arrangements........................    14
ITEM 2 -- RATIFICATION OF SELECTION OF INDEPENDENT
  AUDITORS..................................................    15
OTHER MATTERS...............................................    15
COSTS OF PROXY SOLICITATION.................................    15
ADDITIONAL INFORMATION......................................    16
  Presentation of Shareholder Proposals at 2000 Annual
     Meeting................................................    16
  Annual Report.............................................    16

                             TAUBMAN CENTERS, INC.
                       200 EAST LONG LAKE ROAD, SUITE 300
                                  P.O. BOX 200
                     BLOOMFIELD HILLS, MICHIGAN 48303-0200

                                PROXY STATEMENT

     This Proxy Statement contains information regarding the annual meeting of shareholders of Taubman Centers, Inc. (the "Company"), to be held at 11:00 a.m., local time, on Wednesday, May 12, 1999, at the Community House, 380 South Bates, Birmingham, Michigan. The Company's Board of Directors is soliciting proxies for use at the meeting and at any adjournment or postponement. The Company expects to mail this Proxy Statement on or about March 31, 1999.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, holders of the Company's Common Stock and Series B Non-Participating Convertible Preferred Stock (the "Series B Stock" and, together with the Common Stock, the "Voting Stock") will act upon the matters outlined in the accompanying Notice of Meeting, including the election of one director to serve a one-year term, the election of three directors to serve three-year terms, and the ratification of the Board's selection of the independent auditors. In addition, management will report on the performance of the Company during 1998 and will respond to questions from shareholders.

Who is entitled to vote?

     Only record holders of Voting Stock at the close of business on the record date of March 17, 1999, are entitled to receive notice of the annual meeting and to vote those shares of Voting Stock that they held on the record date. Each outstanding share of Voting Stock is entitled to one vote on each matter to be voted upon at the annual meeting.

What counts as Voting Stock?

     The Company's Common Stock and Series B Stock constitute the Voting Stock of the Company. The Common Stock and the Series B Stock vote together as a single class. The Company's 8.30% Series A Cumulative Redeemable Preferred Stock does not entitle its holders to vote.

What is the Series B Stock?

     The Series B Stock was first issued in late 1998 and is currently held by partners in The Taubman Realty Group Limited Partnership ("TRG") other than the Company (TRG is the majority-owned subsidiary partnership through which the Company conducts all of its operations). The Series B Stock entitles its holders to one vote per share on all matters submitted to the Company's shareholders. In addition, the holders of Series B Stock (as a separate class) are presently entitled to nominate four individuals for election as directors of the Company.

What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Voting Stock outstanding on the record date will constitute a quorum for purposes of electing directors and ratifying the Board's selection of auditors. As of the record date, 84,427,420 shares of Voting Stock were outstanding. Proxies received but marked as abstentions and "broker non-votes" that may result from beneficial owners' failure to give specific voting instructions to their brokers or other nominees holding in "street name" will be counted as present to determine whether there is a quorum.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you attend the annual meeting, you may deliver your completed proxy card in person. If you own your shares of Common Stock through a broker or other nominee but want to vote your shares in person, you need to bring a copy of your brokerage statement (or comparable document) reflecting your Common Stock ownership as of the record date and check in at the registration desk at the meeting.

Can I change my vote after I return my proxy card?

     You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the annual meeting, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you indicate at the meeting that you intend to vote your shares yourself.

What are the Board's recommendations?

     Unless you give different instructions on the proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

          for election of the nominated slate of directors (see pages 6-7); and

          for ratification of Deloitte & Touche LLP as the Company's independent auditors for 1999 (see page 15).

With respect to any other matter that properly comes before the annual meeting, the proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

What vote is required to approve each item?

     ELECTION OF DIRECTORS. Nominees who receive the most votes cast at the annual meeting will be elected as directors. The slate of directors discussed in this Proxy Statement consists of four individuals, one for each of the four vacancies. The nominations have been approved by the holders of Series B Stock and the Board of Directors. A properly signed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted for the director(s) so indicated, but it will be counted to determine whether there is a quorum.

     RATIFICATION OF AUDITORS. The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to ratify the Board of Directors' appointment of Deloitte & Touche LLP as the Company's independent auditors for 1999.

     OTHER MATTERS. If any other matter is properly submitted to the shareholders at the annual meeting, its adoption will require the affirmative vote of two-thirds of the shares of Voting Stock outstanding on the record date. The Board of Directors does not propose to conduct any business at the annual meeting other than the election of four directors and the ratification of auditors.

     EFFECT OF BROKER NON-VOTES AND ABSTENTIONS. The election of directors and the ratification of the Board's appointment of auditors will be determined by votes cast. Because "broker non-votes" and abstentions are included only in the calculation of shares present and do not count as votes cast, they will not affect the election of directors and the ratification of auditors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The Company owns a 62.8% managing partner's interest in TRG, through which the Company conducts all of its operations. TRG is a partnership that owns, develops, acquires, and operates regional shopping centers nationally. The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Stock and of partnership interests in TRG ("Units of Partnership Interest" or "Units") as of March 17, 1999.

     The shares information in the table (both numbers of shares and percentages) reflects ownership of Common Stock and Series B Stock, which for this purpose are treated as a single class of voting stock; however, the footnotes to the table provide ownership information for the Common Stock and Series B Stock on a separate basis, including (for any shareholder owning at least one percent of the Common Stock or Series B Stock, as applicable) the percentage of the outstanding shares of the separate class that the holder's shares represent.

                                                                                               PERCENTAGE
                                                                           UNITS OF           OWNERSHIP OF
                                                                          PARTNERSHIP           UNITS OF
  DIRECTORS, EXECUTIVE OFFICERS         NO. OF          PERCENT OF        INTEREST IN          PARTNERSHIP
       AND 5% SHAREHOLDERS            SHARES(1)         SHARES(1)             TRG            INTEREST IN TRG
  -----------------------------       ----------        ----------        -----------        ---------------
A. Alfred Taubman.................    24,681,966(2)        29.2%          24,495,029(3)           29.0%
Robert C. Larson..................     2,235,769(4)         2.6%           2,228,385(5)            2.6%
Robert S. Taubman.................     3,845,670(6)         4.4%           3,845,670(7)            4.4%
William S. Taubman................       225,819(8)           *              225,819(9)              *
Lisa A. Payne.....................       100,828(10)          *                    0                 0
Douglas M. Lucey..................       176,643(11)          *                    0                 0
John L. Simon.....................        50,062(12)          *                    0                 0
Graham Allison....................         1,430              *                    0                 0
Claude M. Ballard.................        11,000              *                    0                 0
Allan J. Bloostein................         5,000              *                    0                 0
Jerome A. Chazen..................        10,000              *                    0                 0
S. Parker Gilbert.................       130,000(13)          *                    0                 0
GMPTS Limited Partnership(14).....     8,376,807(15)        9.9%(15)               0                 0
  767 Fifth Avenue
  New York, NY 10153
The Long-Term Investment Trust....     5,270,868(16)        6.2%(16)               0                 0
  c/o AT&T Investment Management
  Corporation
  One Oak Way, Room 3ED143
  Berkley Heights, NJ 07922
Morgan Stanley, Dean Witter, & Co.
Morgan Stanley Dean Witter
  Asset Management Inc. ..........     4,295,300(17)        5.1%                   0                 0
  1585 Broadway
  New York, New York 10036
Stichtung Pensioenfonds ABP.......     2,923,300(18)        3.5%                   0                 0
  Oude Lindestraat 70
  P.O. Box 2889
  6401 DJ Heerlen, The Netherlands

                                                                                               PERCENTAGE
                                                                           UNITS OF           OWNERSHIP OF
                                                                          PARTNERSHIP           UNITS OF
  DIRECTORS, EXECUTIVE OFFICERS         NO. OF          PERCENT OF        INTEREST IN          PARTNERSHIP
       AND 5% SHAREHOLDERS            SHARES(1)         SHARES(1)             TRG            INTEREST IN TRG
  -----------------------------       ----------        ----------        -----------        ---------------
Alliance Capital Management
  L.P. ...........................     3,059,900(19)        3.6%                   0                 0
  c/o The Equitable Companies
  Incorporated
  1290 Avenue of the Americas
  New York, New York 10104
Directors and Executive Officers
  as a Group......................    31,488,167(20)       35.2%          30,794,903(20)          34.6%

---------------
  *  less than 1%

 (1) The Company has relied upon information supplied by certain beneficial owners and upon information contained in filings with the Securities and Exchange Commission. Figures shown include shares of Common Stock and Series B Stock, which vote together as a single class on all matters generally submitted to shareholders. Each share of Common Stock and Series B Stock is entitled to one vote. Under certain circumstances, the Series B Stock is convertible into Common Stock at the ratio of 14,000 shares of Series B Stock for each share of Common Stock (any resulting fractional shares will be redeemed for cash). Share figures shown assume that individuals who acquire Units of Partnership Interest upon the exercise of options ("Incentive Options") granted under TRG's 1992 Incentive Option Plan (the "Incentive Option Plan") exchange the newly issued Units for an equal number of shares of Common Stock under the Company's exchange offer (the "Continuing Offer") to certain partners in TRG and holders of Incentive Options. Figures shown assume that outstanding Units are not exchanged for Common Stock under the Continuing Offer and that outstanding shares of Series B Stock are not converted into Common Stock. As of March 17, 1999, there were 84,427,420 outstanding shares of Voting Stock, consisting of 53,027,507 shares of Common Stock and 31,399,913 shares of Series B Stock.

 (2) Includes 100 shares of Common Stock owned by Mr. A. Alfred Taubman's revocable trust and 186,837 shares of Common Stock held by TRA Partners ("TRAP"). Mr. Taubman's trust is the managing general partner of TRAP and has the sole authority to vote and dispose of the Common Stock held by TRAP. The remaining shares consist of 24,495,029 outstanding shares (or 78%) of Series B Stock that may be deemed to be owned by Mr. Taubman in the same manner as the Units of Partnership Interest described in note 3 below. Mr. Taubman disclaims any beneficial ownership of the Common Stock or Series B Stock held by TRAP and the other entities identified in note 3 below beyond his pecuniary interest in the entities that own the securities.

 (3) Consists of 9,875 Units of Partnership Interest held by Mr. Taubman's trust, 17,699,879 Units of Partnership Interest owned by TRAP, 11,011 Units of Partnership Interest owned by Taubman Realty Ventures ("TRV"), of which Mr. Taubman's trust is the managing general partner, and 1,975 Units of Partnership Interest held by Taub-Co Management, Inc. ("Taub-Co"). Because the sole holder of voting shares of Taub-Co is Taub-Co Holdings Limited Partnership, of which Mr. Taubman's trust is the managing general partner, Mr. Taubman may be deemed to be the beneficial owner of the Units of Partnership Interest held by Taub-Co. Mr. Taubman disclaims beneficial ownership of any Units held by Taub-Co beyond his pecuniary interest in Taub-Co. Also includes 6,327,098 Units of Partnership Interest owned by TG Partners Limited Partnership ("TG Partners") and 445,191 Units held by a subsidiary of TG Partners (such subsidiary and TG Partners are collectively referred to as "TG"). Because Mr. Taubman, through control of TRV's and TG Partners' managing partner, has sole authority to vote and (subject to certain limitations) dispose of the Units of Partnership Interest held by TRV and TG, respectively, Mr. Taubman may be deemed to be the beneficial owner of all of the Units of Partnership Interest held by TRV and TG. Mr. Taubman disclaims beneficial ownership of any Units of Partnership Interest held by TRG and TG beyond his pecuniary interest in those entities.

 (4) Consists of 7,384 shares of Common Stock and 1,161,841 shares (or 3.7%) of Series B Stock that Mr. Larson owns and 1,066,544 shares (or 2.0%) of Common Stock that Mr. Larson has the right to receive in exchange for Units of Partnership Interest that are subject to vested Incentive Options.

 (5) Consists of 1,161,841 Units of Partnership Interest that Mr. Larson owns and 1,066,544 Units of Partnership Interest that Mr. Larson has the right to receive upon the exercise of vested Incentive Options. Excludes all Units of Partnership Interest owned by TG. Mr. Larson is a general partner in TG, but has no voting or dispositive control over TG's assets. Mr. Larson disclaims any beneficial ownership in the Units of Partnership Interest owned by TG beyond his pecuniary interest in TG.

 (6) Consists of 5,925 shares of Series B Stock that Mr. Robert S. Taubman owns, 547,945 shares (or 1.7%) of Series B Stock held by R & W-TRG LLC ("R&W"), a company that Mr. Taubman and his brother, William S. Taubman, own, and 3,291,800 shares (or 5.8%) of Common Stock that Mr. Taubman has the right to receive in exchange for Units of Partnership Interest that are subject to vested Incentive Options. Excludes all shares of Voting Stock held by TRAP, TRV, Taub-Co, or TG because Mr. Taubman has no voting or dispositive control over such entities' assets. Mr. Taubman disclaims any beneficial interest in the Voting Stock held by or through entities beyond his pecuniary interest in the entities that own the securities.

 (7) Consists of 5,925 Units of Partnership Interest that Mr. Taubman owns, 547,945 Units of Partnership Interest held by R&W, and 3,291,800 Units of Partnership Interest that Mr. Taubman has the right to receive upon the exercise of vested Incentive Options. Excludes all Units of Partnership Interest owned by TRAP, TRV, Taub-Co, or TG. Mr. Taubman disclaims any beneficial ownership in the Units held by R&W or the other entities beyond his pecuniary interest in R&W and the other entities.

 (8) Consists of 5,925 shares of Series B Stock that Mr. William S. Taubman owns and 219,894 shares of Common Stock that Mr. Taubman has the right to receive upon the exchange of Units of Partnership Interest that are subject to vested Incentive Options. Excludes 547,945 shares of Series B Stock that R&W holds and that are included in Robert S. Taubman's holdings described above. Excludes all shares of Voting Stock held by TRAP, TRV, Taub-Co, or TG because Mr. Taubman has no voting or dispositive control over such entities' assets. Mr. Taubman disclaims any beneficial interest in the Series B Stock held by R&W and in the Voting Stock held by TRAP, TRV, Taub-Co, and TG beyond his pecuniary interest in the entities that own the securities.

 (9) Consists of 5,925 Units of Partnership Interest that Mr. Taubman owns and 219,894 Units of Partnership Interest subject to vested Incentive Options held by Mr. Taubman. Excludes 547,945 Units that R&W holds and that are included in Robert S. Taubman's holdings described above. Excludes all Units of Partnership Interest owned by TRAP, TRV, Taub-Co, or TG. Mr. Taubman disclaims any beneficial ownership in the Units held by R&W or the other entities beyond his pecuniary interest in R&W and the other entities.

(10) Consists of 100,828 shares of Common Stock that Ms. Payne will have the right to receive in exchange for Units of Partnership Interest that are subject to unvested Incentive Options.

(11) Consists of 200 shares of Common Stock that Mr. Lucey owns and 176,443 shares of Common Stock that Mr. Lucey has the right to receive in exchange for Units of Partnership Interest that are subject to vested Incentive Options.

(12) Consists of 2,000 shares of Common Stock that Mr. Simon owns and 48,062 shares of Common Stock that Mr. Simon has the right to receive in exchange for Units of Partnership Interest that are subject to vested Incentive Options.

(13) Includes 80,000 shares of Common Stock held by The Gilbert 1996 Charitable Remainder Trust, an irrevocable trust of which Mr. Gilbert is a co-trustee. Mr. Gilbert disclaims any beneficial ownership of such shares beyond any deemed pecuniary interest as the result of his wife's current beneficial interest in the trust.

(14) Wholly-owned by two employee pension funds of General Motors Corporation.

(15) Consists solely of shares of Common Stock (15.8%) acquired at the time of the Company's initial public offering in 1992.

(16) Consists solely of shares of Common Stock (9.9%) acquired at the time of the Company's initial public offering in 1992.

(17) Consists solely of shares of Common Stock (8.1%) held on behalf of various investment advisory clients, none of which holds more than 5% of the Common Stock.

(18) Consists solely of shares of Common Stock (5.5%).

(19) Consists solely of shares of Common Stock (5.8%) held on behalf of investment advisory clients of Alliance Capital Management, L.P., which were reported in a group filing by its present holding company and control group (The Equitable Companies and Mutuelles AXA of France, respectively).

(20) See Notes 2 through 13 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities ("insiders") file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Insiders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based on the Company's review of the insiders' forms furnished to the Company and representations made by the Company's officers and directors, no insider failed to file on a timely basis a
Section 16(a) form with respect to any transaction in the Company's Common Stock. Esther Blum was inadvertently delinquent in filing her initial statement of ownership upon becoming an executive officer. A. Alfred Taubman, Robert Larson, Robert Taubman, and William Taubman were inadvertently delinquent in filing with respect to their acquisitions or deemed acquisitions (during the fourth quarter of 1998) of the newly issued Series B Stock or rights to acquire Series B Stock and (in Mr. Larson's case) an indirect acquisition of Units of Partnership Interest, all of which involved shares directly issued by the Company or transfers that received the prior approval of the Company.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Board of Directors consists of nine members serving staggered terms. Three directors are to be elected at the annual meeting to serve until the annual meeting of shareholders in 2002. As the result of the September 1998 reduction in the size of the Board and to equalize the classes of directors, a fourth director will be elected to a one-year term to serve until the annual meeting in 2000. Commencing with the annual meeting in 2000, one class of three directors will be elected at each annual meeting to serve for a three-year term. Each of the nominees is presently a member of the Board of Directors.

     Robert C. Larson has consented to serve a one-year term, and each of A. Alfred Taubman, Robert S. Taubman, and Lisa A. Payne has consented to serve a three-year term. If any of them should become unavailable, the Board may designate a substitute nominee. In that case, the proxy holders named as proxies in the accompanying proxy card will vote for the Board's substitute nominee. Additional information regarding the nominees, the directors whose terms are not expiring, and management of the Company is contained under the caption "Management" below.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Board of Directors consists of nine members divided into three classes serving staggered terms. Under the Company's Articles of Incorporation, a majority of the Company's directors must be "outside" directors who are neither officers nor employees of the Company or its subsidiaries. Officers of the Company serve at the pleasure of the Board.

     The directors and executive officers of the Company are as follows:

                NAME                     AGE                          TITLE                          TERM
                ----                     ---                          -----                          ----
A. Alfred Taubman*...................    74     Chairman of the Board............................    1999
Robert C. Larson**...................    64     Vice Chairman of the Board.......................    1999
Robert S. Taubman*...................    45     President, Chief Executive Officer, and
                                                Director.........................................    1999
Lisa A. Payne*.......................    40     Executive Vice President, Chief Financial
                                                Officer, and Director............................    1999
Graham T. Allison....................    58     Director.........................................    2000
Claude M. Ballard....................    69     Director.........................................    2000
Allan J. Bloostein...................    69     Director.........................................    2001
Jerome A. Chazen.....................    72     Director.........................................    2001
S. Parker Gilbert....................    65     Director.........................................    2001
William S. Taubman...................    40     Executive Vice President
Esther R. Blum.......................    44     Senior Vice President, Controller, and Chief
                                                Accounting Officer
Douglas M. Lucey.....................    51     Senior Vice President, Leasing
John L. Simon........................    52     Senior Vice President and Managing Director,
                                                Development

---------------
 * Standing for election to a three-year term.

** Standing for election to a one-year term.

     A. Alfred Taubman is a private investor. He is the Chairman of the Board of the Company and the Chairman of The Taubman Company Limited Partnership (the "Manager"), which is the indirect subsidiary of TRG (the Company's operating partnership) that manages the Company's regional shopping center interests. Mr. Taubman has been a director of the Company since its incorporation in 1973. He is the controlling shareholder and Chairman of the Board of Sotheby's Holdings, Inc., the international art auction house. In addition, he serves as a member of the Board of Directors of Livent, Inc., a producer of theatrical productions. Mr. Taubman also serves as a director of Hollinger International, Inc., a publisher of English language newspapers.

     Robert C. Larson is the Vice Chairman of the Board of the Company and until August 1994 served as the Vice Chairman of the Manager. Mr. Larson has been a director of the Company since 1992. Mr. Larson is a director of Lifestyle Furnishings International Ltd., a manufacturer and marketer of residential furniture and home furnishings fabrics. He is also a director of Bass Plc, a London-based international hotel, leisure retailing, and beverage firm. He is also a member of the Lazard Freres Real Estate Advisory Board, a Trustee and Vice President of the Urban Land Institute, and a director of the National Realty Committee.

     Robert S. Taubman is the President and Chief Executive Officer of the Company and the Manager. Mr. Taubman has been a director of the Company since 1992. He is also a member of the Board of Governors of the National Association of Real Estate Investment Trusts, a director of Comerica Bank, and a Trustee of the International Council of Shopping Centers and of the Urban Land Institute. Mr. Taubman is the son of A. Alfred Taubman and the brother of William S. Taubman.

     Lisa A. Payne is an Executive Vice President and the Chief Financial Officer of the Company and the Manager. Ms. Payne has been a director of the Company since 1997. Prior to joining the Company in 1997, Ms. Payne was a vice president in the real estate department of Goldman, Sachs & Co., where she held various positions between 1986 and 1996.

     William S. Taubman is an Executive Vice President of the Company and the Manager. His responsibilities include the overall management of the development, leasing, and center operations functions. He has held various executive positions with the Manager since prior to 1994. He is also a director of the Detroit Institute of Arts. Mr. Taubman is the son of A. Alfred Taubman and the brother of Robert S. Taubman.

     Esther R. Blum is a Senior Vice President, the Controller, and Chief Accounting Officer of the Company. Ms. Blum became a Vice President of the Company in January 1998, when she assumed her current principal functions, and a Senior Vice President in March 1999. Between 1992 and 1997, Ms. Blum served as the Manager's Vice President of Financial Reporting and served the Manager in various other capacities between 1986 and 1992.

     Douglas M. Lucey is the Manager's Senior Vice President, Leasing. Mr. Lucey became a Senior Vice President of the Manager in 1988 and a Vice President and the Manager's senior leasing officer in 1981. Between 1971 and 1981, Mr. Lucey served the Manager in various other capacities.

     John L. Simon is the Manager's Senior Vice President and Managing Director, Development. Between 1988 and 1997, Mr. Simon served as the Manager's Senior Vice President, Development.

     Graham T. Allison is a professor at Harvard University. He is a director of New England Securities Corporation and Belco Oil & Gas Corp. Mr. Allison has been a director of the Company since 1996 and previously served on the Board from 1992 until 1993.

     Claude M. Ballard is a limited partner and consultant of The Goldman Sachs Group, L.P. He is a director of Bedford Property Investors and CBL & Associates, both real estate investment trusts. Mr. Ballard is also a Director of The MONY Group, Inc. which is a life insurance holding company. Mr. Ballard has been a director of the Company since 1993.

     Allan J. Bloostein is a former Vice Chairman of The May Department Stores Company, the President of Allan J. Bloostein Associates, and serves as a consultant in retail and consumer goods marketing. Mr. Bloostein is a director of CVS Corporation, which operates the CVS Pharmacy and Revco drug store chains, and a director or trustee of 31 mutual fund companies that Salomon Smith Barney sponsors. Mr. Bloostein has been a director of the Company since 1992.

     Jerome A. Chazen is Chairman Emeritus of Liz Claiborne, Inc. He is a director of The Gymboree Corporation, which is a manufacturer and retailer of children's apparel, and Chairman of Chazen Capital Partners, a private investment company. Mr. Chazen has been a director of the Company since 1992.

     S. Parker Gilbert is a retired Chairman of Morgan Stanley Group Inc. and a director of Burlington Resources Inc., which operates in the oil and gas industry. Mr. Gilbert has been a director of the Company since 1992.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held six meetings during 1998. The Board of Directors has three standing committees: a five-member Audit Committee; a three-member Compensation Committee; a three-member Executive Committee, and a three-member Nominating Committee. During 1998, all directors attended at least 75% of the aggregate of the meetings of the Board of Directors and all committees of the Board on which they served. Directors fulfill their responsibilities not only by attending Board and committee meetings, but also through consultation with the Chief Executive Officer and other members of management on matters that affect the Company.

     The Audit Committee is composed of the outside directors (Jerome A. Chazen, Chairman, Graham Allison, Claude M. Ballard, Allan J. Bloostein, and S. Parker Gilbert). The Audit Committee is responsible for overseeing and reviewing the audit results and monitoring the effectiveness of the Company's internal audit function. In addition, the Audit Committee recommends to the Board of Directors the appointment of the independent auditors. The Audit Committee met twice during 1998.

     The Compensation Committee of the Board of Directors is composed of S. Parker Gilbert, Chairman, Claude M. Ballard, and Jerome A. Chazen. Prior to TRG becoming a majority-owned subsidiary in late 1998, the Compensation Committee of the Board's primary responsibility was establishing compensation and benefit policies with respect to the members of the Board of Directors. The Compensation Committee now has the more traditional role of reviewing the compensation and employee benefit policies applicable to employees of the operating company and, in particular, senior management. The Compensation Committee, in its current form, met one time during 1998, and the corresponding TRG committee that performed many of the Compensation Committee's current functions prior to October 1998 also met during 1998.

     The Board's Executive Committee consists of Robert S. Taubman, Allan J. Bloostein, and Graham Allison. The Executive Committee has the authority to exercise many of the functions of the full Board of Directors between meetings of the Board and did not meet during 1998.

     The Board's Nominating Committee consists of Robert S. Taubman, S. Parker Gilbert, and Claude M. Ballard. The Nominating Committee is responsible for advising and making recommendations to the Board of Directors on matters concerning the selection of candidates as nominees for election as directors in the event a vacancy arises on the Board of Directors. In recommending candidates to the Board, the Nominating Committee seeks individuals of proven competence who have demonstrated excellence in their chosen fields. The Nominating Committee does not have a procedure for shareholders to submit nominee recommendations. The Nominating Committee did not meet during 1998.

COMPENSATION OF DIRECTORS

     The Company pays outside directors an annual fee of $35,000, a meeting fee of $1,000 for each Board or committee meeting attended, and reimbursement for expenses incurred in attending meetings and as a result of other work performed for the Company. For 1998, the Company incurred costs of $247,000 relating to the services of Messrs. Allison, Ballard, Bloostein, Chazen, and Gilbert as directors of the Company.

     As part of its overall program of charitable giving, TRG maintains a charitable gift program for the Company's outside directors. Under this charitable gift program, TRG matches an outside director's donation to one or more qualifying charitable organizations, up to an aggregate maximum amount of $10,000 per director per year. Individual directors derive no financial benefit from this program since all charitable deductions accrue solely to TRG. During 1998, TRG made three matching contributions in the total amount of $13,000.

CERTAIN TRANSACTIONS

     A. Alfred Taubman and certain of his affiliates receive various services from the Manager. For such services, Mr. A. Taubman and affiliates paid the Manager approximately $3.2 million in 1998.

     During 1998, the Manager paid approximately $2.8 million in rent and operating expenses for office space in two buildings in which A. Alfred Taubman, Robert C. Larson, Robert S. Taubman, and William S. Taubman had financial interests. Those individuals continue to have financial interests in the building in which the Manager maintains its principal offices.

     During 1997, TRG acquired an option to purchase certain real estate on which TRG may develop a shopping center. A. Alfred Taubman, Robert S. Taubman, and William S. Taubman have a minority financial interest in the optionor. The option agreement requires option payments of $150,000 during each of the first five years, $400,000 in the sixth year, and $500,000 in the seventh year. If TRG exercises the option, the purchase price for the property will be between $5 million and $10 million, depending upon the year of purchase. While the optionor will have no interest in the shopping center itself, the optionor may participate in the proceeds from any future sales of parcels adjacent to the shopping center.

     Committees of outside directors review business transactions between the Company and its subsidiaries and related parties to ensure that the Company's involvement in such transactions, including those described above, is on arm's length terms.

     In August 1998, Lisa A. Payne, the Company's Executive Vice President and Chief Financial Officer, repaid in full a bank loan that TRG had guaranteed in mid-1997 in connection with Ms. Payne's relocation to Michigan. The interest rate on the loan was the bank's prime rate, and the highest balance during 1998 was $200,000.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of those persons who during 1998 were (i) the chief executive officer and (ii) the other executive officers of the Company whose compensation is required to be disclosed pursuant to the rules of the Securities and Exchange Commission (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                                  AWARDS
                                                                       -----------------------------
                                                                                          NUMBER OF
                                              ANNUAL COMPENSATION                           SHARES
                                             ----------------------      RESTRICTED       UNDERLYING     ALL OTHER
       NAME AND PRINCIPAL                     SALARY       BONUS(1)    STOCK AWARDS(2)    OPTIONS(3)    COMPENSATION
            POSITION                 YEAR      ($)           ($)             ($)             (#)            ($)
       ------------------            ----    --------      --------    ---------------    ----------    ------------
Robert S. Taubman................    1998    $750,000      $517,969      $1,131,000              0       $   22,459(4)
President and Chief                  1997     778,842(5)    468,750         979,028              0           21,029
Executive Officer                    1996     750,000       487,500         829,534              0           20,026
Robert C. Larson.................    1998    $500,000         --            --                   0       $2,022,459(6)
Vice Chairman                        1997     519,237(5)      --            --                   0           20,925
                                     1996     500,000         --            --                   0           19,935
Lisa A. Payne....................    1998    $500,000      $345,313      $  429,000              0       $  243,533(7)
Executive Vice President             1997     455,765(8)    321,875         361,054        100,828          287,000
And Chief Financial Officer
William S. Taubman...............    1998    $395,000      $276,250      $  429,000              0       $   21,976(9)
Executive Vice President             1997     385,958(5)    244,625         361,054              0           20,578
                                     1996     350,000       236,250         286,387              0           19,597
Douglas M. Lucey(10).............    1998    $247,692      $240,422      $  260,000              0       $   20,701(11)
Senior Vice President
John L. Simon(12)................    1998    $261,532      $226,256      $  260,000              0       $   21,231(13)
Senior Vice President

---------------
 (1) Bonus amount awarded under the Senior Short Term Incentive Plan.

 (2) Awards were made under the Manager's Long-Term Performance Compensation Plan (the "Performance Plan") in respect of Notional (i.e., "phantom") Units of Partnership Interest, which are credited with TRG partnership distribution equivalents in the form of additional Notional Units as and when TRG makes distributions. Grants under the Performance Plan may be settled only in cash. Awards vest and, unless deferred in accordance with the Performance Plan, are payable on the third January 1 after the date of grant. Each Named Officer's annual award reflected in the table was contingent upon the Named Officer achieving at least his or her target performance for the year under the Manager's Senior Short Term Incentive Plan. In 1996, the Named Officers received the following awards, which vested on January 1, 1999: Robert S. Taubman -- 82,953 Notional Units; and William S. Taubman 28,639 Notional Units. With respect to 1997, the Named Officers received the following awards, which vest on January 1, 2000:
     Robert S. Taubman -- 76,041 Notional Units; Lisa A. Payne -- 28,043 Notional Units; and William S. Taubman -- 28,043 Notional Units. With respect to 1998, the Named Officers received the following awards, which vest on January 1, 2001: Robert S. Taubman -- 87,000 Notional Units; Lisa
     A. Payne -- 33,000 Notional Units; William S. Taubman -- 33,000 Notional Units; Douglas M. Lucey -- 20,000 Notional Units; and John L.
     Simon -- 20,000 Notional Units. At December 31, 1998, the Named Officers' aggregate holdings (including TRG partnership distribution equivalents that have been credited as additional Notional Units), and the value of such holdings based on the year-end value of the Common Stock, were as follows:
     Robert S. Taubman -- 285,569 Notional Units ($3,926,580); Lisa A.
     Payne -- 67,803 Notional Units ($932,287); William S. Taubman -- 103,840 Units ($1,427,800); Douglas M. Lucey -- 65,397 Units ($899,205); and John
     L. Simon -- 61,669 Notional Units ($847,945). See "Long-Term Performance Compensation Plan" below for more information about the Performance Plan. The Performance Plan has been amended effective January 1, 1999, but the amendments do not affect the awards shown above.

 (3) All Incentive Options were granted under the Incentive Option Plan with respect to Units of Partnership Interest exchangeable for an equal number of shares of Common Stock pursuant to the Continuing Offer.

 (4) Includes $13,032 contributed to the defined contribution plan (the "Retirement Savings Plan") on behalf of Mr. Robert S. Taubman and $9,427 accrued under the supplemental retirement savings plan (the "Supplemental Retirement Savings Plan").

 (5) 1997 salaries include one additional pay period.

 (6) Includes $13,032 contributed to the Retirement Savings Plan on behalf of Mr. Larson and $9,304 accrued under the Supplemental Retirement Savings Plan. Includes the $2,000,000 difference between (A) the initial value of certain mutual fund shares that Mr. Larson has the right to acquire under a ten-year option that the Manager granted to Mr. Larson in connection with his retirement at the end of 1998 and (B) the exercise price of the option. The amount that Mr. Larson realizes upon such exercise may be more or less than $2,000,000. Excludes the cost to the Company of providing certain office facilities, secretarial assistance, and the continuation of medical insurance benefits. Mr. Larson has entered into a noncompetition agreement with the Company expiring at the end of 2004. See "Certain Employment Arrangements."

 (7) Includes $13,032 contributed to the Retirement Savings Plan on behalf of Ms. Payne and $6,542 accrued under the Supplemental Retirement Savings Plan. Includes $223,959 of relocation expenses paid to Ms. Payne pursuant to the terms of her employment agreement.

 (8) Ms. Payne joined the Company in January 1997.

 (9) Includes $13,032 contributed to the Retirement Savings Plan on behalf of Mr. William S. Taubman and $8,944 accrued under the Supplemental Retirement Savings Plan.

(10) Although Mr. Lucey has served the Manager in various capacities since 1971, he first became an executive officer of the Company in 1998.

(11) Includes $13,032 contributed to the Retirement Savings Plan on behalf of Mr. Lucey and $7,669 accrued under the Supplemental Retirement Savings Plan.

(12) Although Mr. Simon has served the Manager in various capacities since 1977, he first became an executive officer of the Company in 1998.

(13) Includes $13,032 contributed to the Retirement Savings Plan on behalf of Mr. Simon and $8,199 accrued under the Supplemental Retirement Savings Plan.

SENIOR SHORT TERM INCENTIVE PLAN

     The Manager's officers and senior management receive part of their annual compensation pursuant to the Manager's Senior Short Term Incentive Plan (the "SSTIP"). Under the SSTIP, the actual amount awarded to a participant depends upon a review and assessment of the employee's and the Company's performance. Performance that meets expectations results in a bonus of approximately 100% of an employee's target amount. Performance beyond expectations may result in an employee receiving up to 150% of his target bonus. Performance below expectations results in a payment of less than the bonus target.

INCENTIVE OPTION PLAN

     TRG maintains the 1992 Incentive Option Plan for its employees with respect to Units of Partnership Interest in TRG. Upon exercise, it is anticipated that substantially all employees will exchange each underlying Unit for one share of the Company's Common Stock under the Continuing Offer.

     The Company's chief executive officer makes periodic recommendations regarding grants to the Compensation Committee of the Board, which then approves grants. The exercise price of each Incentive Option is equal to the fair market value of a Unit of Partnership Interest on the date of grant.

     Generally, an Incentive Option vests in one-third increments on each of the third, fourth, and fifth anniversaries of the date of grant, although the Compensation Committee may allow an exercise at any time more than six months after the date of grant. If the optionee's employment terminates within the first three years for reasons other than death, disability, or retirement, the right to exercise the Incentive Option is forfeited. If the termination of employment is because of death, disability, or retirement, the Incentive Option may be exercised in full. Outstanding Incentive Options also vest in full upon the termination of the Manager's engagement by TRG, upon any "change in control" of TRG, or upon TRG's permanent dissolution. No Incentive Option may be exercised after ten years from the date of grant.

       AGGREGATED OPTION EXERCISES DURING 1998 AND YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED                 IN-THE-MONEY
                              SHARES        VALUE          OPTIONS AT YEAR END              OPTIONS AT 12/31/98(1)
                            ACQUIRED ON    REALIZED    ----------------------------      ----------------------------
          NAME               EXERCISE        ($)       EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
          ----              -----------    --------    -----------    -------------      -----------    -------------
Robert S. Taubman.......           0              0     3,160,128        197,508         $8,210,737       $638,609
Robert C. Larson........           0              0     1,066,544              0          2,703,294              0
Lisa A. Payne...........           0              0             0        100,828                  0         61,203
William S. Taubman......           0              0       160,640        111,924            443,686        453,938
Douglas M. Lucey........           0              0       158,667         26,994            331,780         88,369
John L. Simon...........      93,487       $185,140        34,894         19,752             22,957         63,865

---------------
(1) In accordance with the SEC's rules and based on the one-for-one exchange ratio under the Company's Continuing Offer, the difference between fair market value of Common Stock (and, therefore, Units of Partnership Interest) and the exercise price.

LONG-TERM PERFORMANCE COMPENSATION PLAN

     The Performance Plan was adopted by the Manager and approved by TRG's compensation committee in 1996 (the Compensation Committee of the Board now performs such functions). The Company has amended the Performance Plan effective January 1, 1999. The following discussion relates to the grants under the Performance Plan that are reflected in the Summary Compensation Table, which were not affected by the amendment.

     Under the Performance Plan, each eligible participant was contingently granted Notional (i.e., "phantom") Units of Partnership Interest in TRG (a "Notional Unit Award"). The following March, the amount of the participant's Notional Unit Award was finally determined by his performance rating under the SSTIP for the year in which the grant was made. If the participant failed to achieve at least 100% of his SSTIP target, his Notional Unit Award was canceled. If the participant achieved exactly 100% of his SSTIP target, his Notional Unit Award remained unchanged. If the participant achieved a rating of 130% or more in respect of his SSTIP target, his Notional Unit Award was doubled, with proportionately smaller increases for ratings of 101% -- 129%. The Notional Unit Award, when finally established, was deemed to have been granted as of January 1 of the prior year.

     Notional Units are credited with TRG partnership distribution equivalents in the form of additional Notional Units as and when TRG pays distributions. When a grant under the Performance Plan vests, the Committee has discretion to award the participant additional Notional Units (up to a maximum of 40% of the initial grant amount) if the Committee determines that performance (of the participant, the Manager, or TRG) has been outstanding over the vesting period. Upon vesting, the value of the award under the Performance Plan (including distribution equivalents) will be paid to the participant in a lump sum, unless the participant elects to defer payment as provided in the plan.

     For each grant, a participant may make a one-time election to defer the payout date (the "Settlement Date") that would otherwise occur on the vesting date of such grant. The Settlement Date may be deferred for five years (unless employment terminates earlier) or, under certain circumstances, until age 62 or retirement. Any election by a participant to defer the Settlement Date for a grant must be made at least one year prior to the date on which such grant vests.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Revenue Reconciliation Act of 1993. The Omnibus Reconciliation Act of 1993 limits to $1 million the amount that may be deducted by a publicly held corporation for compensation paid to each of its named executives in a taxable year, unless the compensation in excess of $1 million is "qualified performance-based compensation." Although TRG and the Manager are now part of the Company's consolidated group for financial reporting purposes, this deduction limit does not affect the Company and does not apply to TRG or the Manager because TRG and the Manager are partnerships, and the Company itself has no employees (other than through TRG and the Manager).

Compensation Philosophy. The Manager has had a long-standing philosophy of targeting executive compensation at a level above the average of competitive practice. As part of this philosophy, the mix of compensation elements has emphasized variable, performance-based programs. As a result of this philosophy, the Manager has been successful at recruiting, retaining, and motivating executives who are highly talented, performance-focused, and entrepreneurial. The Compensation Committee has continued to apply this philosophy to its decisions on compensation matters. The independent compensation consultant retained by the Compensation Committee has compared the Manager's compensation practices with those of industry competitors and confirmed that the 1998 compensation of the Named Officers was consistent with the Manager's compensation philosophy.

     The Manager's compensation program for executive officers consists of the following key elements: annual compensation in the form of base salary, bonus compensation under the SSTIP, and long-term compensation under the Incentive Option Plan and the Performance Plan. The compensation of the Named Officers is determined based on their individual performance and the performance of the Company, TRG, and the Manager.

     Since 1996, awards of Notional Units under the Performance Plan have been selected over Incentive Options as the primary source of incentive compensation to the executive officers. Incentive Option grants will continue to be made in special situations.

Base Salaries. Base salaries for the Manager's executive officers are generally targeted at a level above the average for executives of industry competitors. The salaries of the Named Officers are reviewed and approved by the Compensation Committee based on its subjective assessment of each executive's experience and performance and a comparison to salaries of senior management of industry competitors.

Performance Plan. In 1998, the Compensation Committee made grants of Notional Unit Awards under the Performance Plan to the Named Officers, as shown in the Summary Compensation Table.

Compensation of Chief Executive Officer. Robert S. Taubman's base salary for 1998 was at an annual rate of $750,000. Mr. Taubman's performance evaluation is based 25% on the Compensation Committee's evaluation of his individual performance and 75% on the Compensation Committee's evaluation of the performance of the Company, which includes the consideration of objective and subjective criteria. Based on that evaluation and the report of the independent consultant, the Compensation Committee confirmed that Mr. Taubman's base salary, his bonus under the SSTIP for 1998 in the amount of $517,969 and his incentive compensation under the Performance Plan, as set forth in the Summary Compensation Table, were consistent with the Manager's compensation philosophy.

                           THE COMPENSATION COMMITTEE

                          S. Parker Gilbert, Chairman
                               Claude M. Ballard
                                Jerome A. Chazen

SHAREHOLDER RETURN PERFORMANCE GRAPH

     The following line graph sets forth the cumulative total returns on a $100 investment in each of the Company's Common Stock, the S&P Composite -- 500 Stock Index, and the NAREIT Equity Retail REIT Index for the period December 31, 1993 through December 31, 1998 (assuming, in all cases, the reinvestment of dividends).

       COMPARISON OF CUMULATIVE TOTAL RETURN AMONG TAUBMAN CENTERS, INC.,
           THE NAREIT EQUITY RETAIL REIT INDEX, AND THE S&P 500 INDEX

         ----------------------------------------------------------------------------------------------------
                                          12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
         ----------------------------------------------------------------------------------------------------
          Taubman Centers, Inc.           $100.00    $ 90.92    $102.17    $143.34    $154.93    $175.70
          NAREIT Equity Retail REIT
            Index                         $100.00    $102.97    $108.22    $144.92    $169.48    $165.08
          S&P 500 Index                   $100.00    $101.29    $139.34    $171.34    $228.50    $293.81
         ----------------------------------------------------------------------------------------------------

     Please note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

CERTAIN EMPLOYMENT ARRANGEMENTS

     In January 1997, the Manager entered into a three-year agreement with Lisa
A. Payne regarding her employment as an Executive Vice President and the Chief Financial Officer of the Manager and her service to the Company in the same capacities. In January 1999, the agreement was extended for an additional year and will continue to have automatic, one-year extensions unless either party gives notice to the contrary. The employment agreement provides for an annual base salary of not less than $500,000, to be reviewed annually. The agreement also provides for Ms. Payne's participation in the Manager's SSTIP, with a target award of $250,000 and a maximum annual award of $375,000.

     In connection with Robert C. Larson's retirement at the end of 1998, the Manager entered into an agreement with Mr. Larson. The agreement grants Mr. Larson a ten-year option to purchase a fixed number of shares in a specified mutual fund. Although Mr. Larson has not exercised the option, the difference between the market value of the mutual fund shares on the option's grant date and the option exercise price is included in Mr. Larson's 1998 compensation in the Summary Compensation Table on page 10. Under the agreement, the Company has agreed to provide Mr. Larson with an office and secretarial assistance for one year at the Company's expense and will reimburse Mr. Larson for the expenses he incurs in connection with certain business activities in which he participates at the Company's request. The Company will also provide Mr. Larson with medical insurance benefits through 2004. Mr. Larson has agreed not to compete with the Company through 2004.

          ITEM 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Deloitte & Touche LLP as the independent auditors to audit the financial statements of the Company for 1999. The Board of Directors recommends that the shareholders vote FOR the appointment of Deloitte & Touche LLP as the Company's independent auditors for 1999. Although shareholder approval of the appointment is not required by law and is not binding on the Board of Directors, the Board will take the appointment of Deloitte & Touche LLP under advisement if such appointment is not approved by the affirmative vote of a majority of the votes cast at the annual meeting.

     The Company expects that representatives of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement if they desire to do so. The Company also expects that such representatives of Deloitte & Touche LLP will be available to respond to appropriate questions addressed to the officer presiding at the meeting.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be determined by the shareholders at the annual meeting; however, if any other matter is properly brought before the meeting, the proxy holders named in the enclosed proxy card intend to vote in accordance with the Board's recommendation or, if there is no recommendation, in their own discretion.

                          COSTS OF PROXY SOLICITATION

     The cost of preparing, assembling, and mailing the proxy material will be borne by the Company. The Company will also request nominees and others holding shares for the benefit of others to send the proxy material to, and to obtain proxies from, the beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

                             ADDITIONAL INFORMATION

PRESENTATION OF SHAREHOLDER PROPOSALS AT 2000 ANNUAL MEETING

     Any shareholder proposal intended to be presented for consideration at the annual meeting to be held in 2000 must be received by the Company at 200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200 by the close of business on December 2, 1999.

ANNUAL REPORT

     The Annual Report of the Company for the year ended December 31, 1998, including financial statements audited by Deloitte & Touche LLP, independent accountants, and their reports dated February 16, 1999, is being furnished with this Proxy Statement. IN ADDITION, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE COMPANY'S EXECUTIVE OFFICES: TAUBMAN CENTERS INVESTOR SERVICES, 200 EAST LONG LAKE ROAD, SUITE 300, P.O. BOX 200, BLOOMFIELD HILLS, MICHIGAN 48303-0200.

     Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                          By Order of the Board of Directors,



                                          A. Alfred Taubman
                                          Chairman of the Board

March 31, 1999

                              TAUBMAN CENTERS, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 12, 1999

     The undersigned appoints each of Robert S. Taubman and Lisa A. Payne, with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Taubman Centers, Inc. on Wednesday, May 12, 1999, and at any adjournment, and to vote at such meeting the shares of Common Stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment. The undersigned revokes any proxy previously given to vote at such meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS (1) AND (2) IF NO INSTRUCTION IS PROVIDED.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

           (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)


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
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



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                                               Please mark    [X]
                                                                                                          your votes as
                                                                                                          indicated in
                                                                                                          this example

                                                                                                           FOR    AGAINST   ABSTAIN

1. ELECTION OF DIRECTORS                                         2.  RATIFICATION OF INDEPENDENT AUDITORS  [ ]      [ ]        [ ]
   (Nominees:  Robert C. Larson (for a one-year term);               Ratification of the selection of
   and A. Alfred Taubman, Robert S. Taubman, and Lisa A. Payne       Deloitte & Touche LLP as independent
   (each for a three-year term)                                      auditors for 1999.


   FOR            WITHHOLD                  WITHHOLD AUTHORITY
                 AUTHORITY                to vote for Nominee(s)
          to vote for all Nominees             named below

   [ ]              [ ]                           [ ]
                                                     -----------------





                                                             ____   Please sign exactly as name appears below.  When
                                                                 |  shares are held by joint tenants, both should sign.
                                                                 |  When signing as attorney, executor, administrator,
                                                                 |  trustee, or guardian, please give full title as such.
                                                                    If a corporation, partnership, or other business
                                                                    entity, please sign in the name of the entity by
                                                                    an authorized person.



                                                                     -------------------------------------------------
                                                                     Signature

                                                                     Dated:                                      ,1999
                                                                           --------------------------------------


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